Exhibit 10.1

COLEMAN CABLE, INC.

LONG-TERM INCENTIVE PLAN

(As amended and restated effective April 28, 2011)

SECTION 1

GENERAL

1.1. Purpose. The Coleman Cable, Inc. Long-Term Incentive Plan (the “Plan”) has been established by Coleman Cable, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock and Company performance; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan and thereby become “Participants” in the Plan.

1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 8 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 13).

SECTION 2

AWARDS

2.1. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 3.5 (relating to repricing), Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 3.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company, Subsidiaries, or other companies that are assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the Award.

2.2. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. Such terms shall specify, among other things, the extent of Participant’s rights with respect to the Award following the Participant’s separation from service with the Company and the

Subsidiaries. An Award Agreement’s terms shall be determined by the Committee in its sole discretion. Such terms need not be uniform among all Awards, and may reflect, among other things, distinctions based on the reasons for separation from service. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

2.3. Dividends and Dividend Equivalents. An Award (excluding Options or SARs) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

2.4. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, in accordance with Section 12 and subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

2.5. Transferability. Except as otherwise provided by the Committee, Awards under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in section 414(p)) of the Code. All rights with respect to an Award shall be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

2.6. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

SECTION 3

OPTIONS

3.1. Definitions; Types of Options. The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established in accordance with Section 3.2. Any Option granted under this Section 3 may be either an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code (an “ISO”) or an Option not intended to so qualify (an “NQO”), as determined in the discretion of the Committee. ISOs may be granted only to Eligible Persons who are employees of the Company or any of its Subsidiaries.

3.2. Exercise Price. The “Exercise Price” of each Option granted under this Section 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

3.3. Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall the term of an Option exceed ten years.

3.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 3 shall be subject to the following:

(a) Subject to the following provisions of this subsection 3.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 3.4(c), payment may be made as soon as practicable after the exercise).

(b) Subject to applicable law, the Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option) and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided that, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this paragraph (b) shall be limited to shares held by the Participant for not less than six months prior to the payment date (except to the extent the shares are otherwise distributable pursuant to the exercise of the Option).

(c) Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

3.5. No Repricing. Except for either adjustments pursuant to paragraph 8.2(e) (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower exercise price.

SECTION 4

STOCK APPRECIATION RIGHTS

4.1 Definition. The grant of a stock appreciation right (“SAR”) entitles the Participant to receive, upon exercise of the SAR, the amount described in Section 4.5. A SAR Award may consist of Freestanding SARs, Tandem SARs, or any combination of the two, as determined by the Committee.

4.2 Exercise Price. The “Exercise Price” of each SAR granted under this Section 4 shall be established by the Committee or shall be determined by a method established by the Committee at the time the SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

4.3 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.

4.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon such terms and conditions as the Committee, in its sole discretion, imposes.

4.5 Term of SARs. The term of an SAR shall be determined by the Committee, in its sole discretion, but may not exceed ten years.

4.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise over the Exercise Price specified in the Award Agreement; by

(b) the number of shares of Stock as to which the SAR is exercised.

Such payment shall be made in cash, in shares of Stock of equivalent Fair Market Value or in some combination of the two, as specified in the Award Agreement.

SECTION 5

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

5.1 Definitions. The grant of “Restricted Stock” is a grant of Stock awarded to a Participant that is subject to such transferability restrictions and forfeitability conditions as are specified in the Award Agreement and this Section 5. A “Restricted Stock Unit” is a notional account that is (a) credited with amounts equal to shares of Stock as specified in the underlying Award Agreement, (b) subject to restrictions and (c) payable in cash or shares of Stock.

5.2 Nontransferability. Restricted Stock and Restricted Stock Units granted herein remain subject to the nontransferability restrictions described in subsection 2.5 until the end of the applicable Restriction Period.

5.3 Forfeiture Restrictions. The Restricted Stock or Restricted Stock Unit Award Agreement shall provide for the forfeiture of the Award unless the conditions set forth in the Award Agreement are met or such conditions lapse. Such conditions may include, without limitation, time-based vesting requirements, restrictions based upon the achievement of specific performance objectives, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this subsection 5.3 as to any given Award shall lapse all at once or in installments.

5.4 Certificates During Restriction Period. The Company shall retain the certificates representing shares of Restricted Stock in its possession until all conditions and restrictions applicable to the shares have been satisfied.

5.5 Payment of Awards. Except as otherwise provided in this Section 5, shares of Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after the last day of the applicable Restriction Period, and share equivalent units covered by a Restricted Stock Unit shall be paid to the Participant in cash or shares of Stock, as specified in the Award Agreement, as soon as practicable following the close of the applicable Restriction Period, or on such other date as is provided in the Award Agreement.

5.6 Voting Rights. During the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares.

SECTION 6

PERFORMANCE AWARDS, PERFORMANCE SHARES AND PERFORMANCE UNITS

6.1 Definitions. A grant of a “Performance Share” is an Award consisting of a notional account with an initial value equal to the Fair Market Value of a share of Stock on the date of grant, and having payment terms based on the Participant’s attainment of performance objectives, as described in this Section 6. A “Performance Unit” is an Award consisting of a notional account with an initial value established by the Committee at the time of grant, with payment terms based on the Participant’s attainment of performance objectives, as described in this Section 6. A “Performance Award” is an Award consisting of a contractual right to receive cash upon the achievement, in whole or in part, of applicable performance objectives, as described in this Section 6. The time period during which the performance objectives must be met is referred to herein as a “Performance Period.”

6.2 Earning of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended and to the extent the corresponding performance objectives have been achieved, the holder of Performance Awards, Performance Units or Performance Shares shall be entitled to receive payment with respect to such Awards as provided under the terms of the Award Agreement.

6.3 Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Awards, Performance Units and Performance Shares shall be made as soon as practicable following the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion. The Committee shall pay earned Performance Units and Performance Shares in the form of cash, in shares of Stock, or in a combination of cash and shares of Stock, as specified in the Award Agreement.

SECTION 7

PERFORMANCE-BASED AWARDS

Unless and until the Committee proposes and the Company’s shareholders approve a change in the general performance measures set forth in this Section 7, the performance measure(s) to be used for purposes of Awards (other than Options and SARs) designed to qualify for the performance-based compensation exception (the “Performance-Based Exception”) to the tax deductibility limitations of section 162(m) of the Code and the regulations thereunder (“Section 162(m)”) shall consist of one or more of the following metrics relating to Company performance:

(a) net earnings;

(b) operating earnings or income;

(c) earnings growth;

(d) net income (absolute or competitive growth rates comparative);

(e) net income applicable to shares of Stock;

(f) cash flow, including EBITDA, operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(g) earnings per share of Stock;

(h) return on shareholders equity (absolute or peer-group comparative);

(i) Stock price (absolute or peer-group comparative);

(j) absolute and/or relative return on common shareholders equity;

(k) absolute and/or relative return on capital;

(l) absolute and/or relative return on assets;

(m) economic value added (income in excess of cost of capital);

(n) customer satisfaction;

(o) expense reduction;

(p) ratio of operating expenses to operating revenues; and

(q) growth rates and trends relating to the above factors.

The Committee shall have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Section 162(m), to reflect accounting changes or other events.

If, at the time of grant, the Committee intends an Award to qualify for the Performance-Based Exception, the Committee must establish the performance objectives for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as my be required under Section 162(m)).

As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the amount of the Performance Award, the number of Performance Shares or the number and value of Performance Units that have been earned on the basis of performance in relation to the established performance objectives.

Unless the Committee provides otherwise for a given Performance Period, the target payment date for any Performance Award not deferred shall be on or before the date that is 2 1/2 months after the end of the calendar year (or if later, the end of the Company’s tax year) that includes the end of the Performance Period, but in no event shall any Performance Award not deferred be paid later than the end of the calendar year following the calendar year that includes the end of the Performance Period.

If Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures for Awards without obtaining shareholder approval, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, if the Committee determines it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

SECTION 8

OPERATION AND ADMINISTRATION

8.1. Effective Date. The Plan was originally effective October 5, 2006 (the “Effective Date”). Subject to the approval of the shareholders of the Company, the Plan is amended and restated effective as of April 28, 2011; provided, however, that Awards may be granted contingent on approval of the Plan by the shareholders of the Company. In the event of Plan termination, the terms of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year period commencing on the Effective Date.

8.2. Shares and Other Amounts Subject to Plan. The shares of Stock and other amounts for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this subsection 8.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan in the aggregate shall be equal to 2,940,000 shares of Stock.

(c) Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Stock or cash. Consistent with the foregoing:

(i) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash or used to satisfy the applicable tax withholding obligation), such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii) If the Exercise Price of any Option granted under the Plan or any prior plan, or the tax withholding obligation with respect to any Award granted under the Plan or any prior plan, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the number of shares of Stock available for delivery under the Plan.

(d) Subject to paragraph 8.2(e), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,650,000 shares.

(ii) The maximum aggregate number of shares that may be covered by granted to any one Participant during any one calendar-year period is 500,000 shares.

(iii) The maximum aggregate cash payment with respect to Performance Awards granted in any one calendar-year period that may be made to any one Participant shall be $2,000,000.

(e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that with respect to an Option or SAR the amount of such payment may be the excess of value of the Stock subject to the Option or SAR at the time of the transaction over the exercise price).

8.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

8.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

8.5. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

8.6. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

8.7. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant shall not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

8.8. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 9

CHANGE IN CONTROL

Subject to the provisions of paragraph 8.2(e) (relating to the adjustment of shares), the occurrence of a Change in Control shall have the effect, if any, on an Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.

SECTION 10

COMMITTEE

10.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 10. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of the Company or any Subsidiary. The Committee shall satisfy the “nonemployee director” requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the related regulations and the “outside director” provisions of Code Section 162(m), or any successor regulations or provisions. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange and to the extent that such action does not require approval by “outside directors” to comply with Code Section 162(m) and the related regulations, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

10.2. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee shall have the authority and discretion to select from among the Eligible Persons those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares or units covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 11) to amend, cancel, or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee shall have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

(f) The Committee shall take such actions as it determines to be necessary or appropriate with respect to this Plan, and the Awards granted under the Plan, to avoid acceleration of income recognition or imposition of penalties under section 409A of the Code.

10.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

10.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s, director’s or Participant’s employment or service, termination of employment, separation from service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 11

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to paragraph 8.2(e) shall not be subject to the foregoing limitations of this Section 11; and further provided that the provisions of subsection 3.5 (relating to repricing) cannot be amended unless the amendment is approved by the Company’s shareholders.

SECTION 12

DEFERRALS AND SECTION 409A

12.1 Purpose. As provided in an Award Agreement, the Committee may permit or require a Participant to defer receipt of cash or shares of Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in section 409A of the Code) in accordance with this Section 12.

12.2 Initial Deferral Elections. The deferral of an Award under the Plan or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant shall designate a time and form of payment and shall be made at such time as provided below:

(a) A Participant may make a deferral election with respect to an Award under the Plan (or compensation giving rise thereto) at any time in any calendar year preceding the year in which service giving rise to such compensation or award is rendered.

(b) In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan, the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the Award or compensation attributable to service to be performed subsequent to the election.

(c) Where the grant of an Award under the Plan or payment of compensation, or the applicable vesting, is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a Performance Period of at least 12 consecutive months in which the Participant performs service, a Participant may make a deferral election no later than six months prior to the end of the applicable Performance Period.

(d) Where the vesting of an Award under the Plan is contingent upon the Participant’s continued service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award.

(e) To the extent permitted by the Committee, a Participant may make a deferral election in other circumstances and at such times as may be permitted under section 409A of the Code.

12.3 Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement or a separate election form, which may include the earliest or latest of one or more of the following:

(a) a fixed date as set forth in the Award Agreement or pursuant to a Participant’s election;

(b) the Participant’s death;

(c) the Participant’s “disability,” as defined in section 409A of the Code;

(d) a “change in control,” as defined in section 409A of the Code;

(e) an “unforeseeable emergency,” as defined in section 409A of the Code and implemented by the Committee;

(f) a Participant’s “separation from service,” as defined in section 409A of the Code or, in the case of a “specified employee” (as defined in section 409A of the Code) six months following the Participant’s “separation from service”; or

(g) such other events as permitted under section 409A of the Code and the regulations and guidance thereunder.

12.4 Restrictions on Distributions. No distribution of a deferral may be made pursuant to the Plan if the Committee reasonably determines that such distribution would (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to section 162(m) of the Code; or (iii) jeopardize the Company’s ability to continue as a going concern. In any such case, distribution shall be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above.

12.5 Redeferrals. The Company, in its discretion, may permit a Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least 12 months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than 12 months prior to the date the distribution was to be made.

12.6 Termination of Deferred Compensation Arrangements. In addition, the Committee may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(a) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control, as defined in section 409A, provided that all payments under such arrangement are distributed in full within 12 months after termination;

(b) the arrangement may be terminated in the Committee’s discretion at any time provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; and

(c) the arrangement may be terminated within 12 months of a corporate dissolution taxed under section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the (i) the end of the calendar year of the termination, (ii) the calendar year in which such payments are fully vested, or (iii) the first calendar year in which such payment is administratively practicable.

12.7 Interpretation and Section 409A Payments. Any Award under the Plan is intended either (i) to be exempt from section 409A of the Code under the stock right, short-term deferral or other exceptions available under section 409A, or (ii) to comply with section 409A of the Code, and the Plan shall be administered in a manner consistent with such intent. For purposes of section 409A, each payment of deferred compensation under this Plan shall be considered a separate payment.

SECTION 13

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Performance Share, or Performance Unit award granted under the Plan.

(b) Board. The term “Board” means the Board of Directors of the Company.

(c) Change in Control. ”Change in Control” shall have the meaning given in a Participant’s individual Award Agreement.

(d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Eligible Person. The term “Eligible Person” means any employee of the Company or a Subsidiary or any director of the Company or a Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

(f) Fair Market Value. Except as otherwise provided by the Committee, for purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i) If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the mean between the lowest and highest reported sale prices of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the mean between the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii) If the day is not a business day and, as a result, paragraphs (i) and (ii) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(g) Freestanding SAR. The term “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Section 4.

(h) Restriction Period. The term “Restriction Period” means the period during which an Award remains nontransferable and subject to the risk of forfeiture in the event the conditions of the Award (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion) are not satisfied.

(i) Stock. The term “Stock” means shares of common stock of the Company.

(j) Subsidiaries. For purposes of the Plan, the term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(k) Tandem SAR. The term “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 4, the exercise of which requires forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).